CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion of my Auditors' Report, dated November 3, 2020, on the financial statements of K-Chain Group, Inc. as of September 30, 2020 and for the period from inception, September 4, 2020 to September 30, 2020 in the Form 1-A Tier II Registration Statement. We also consent to application of such report to the financial information in the Form 1-A Tier II, when such financial information is read in conjunction with the financial statements referred to in our report.

Denver, Colorado

November 6, 2020